Exhibit 99.1

HENNESSY CAPITAL ANNOUNCES SATISFACTION OF $100 MILLION MINIMUM CASH REQUIREMENT AND ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS TO FEBRUARY 23

HOUSTON, TEXAS – February 20, 2015 – Hennessy Capital Acquisition Corp. (NASDAQ: HCAC, HCACU, HCACW) (“HCAC” or the “Company”) today announced the satisfaction of its minimum cash requirement in its previously announced acquisition of School Bus Holdings, Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”), and the adjournment of the special meeting of HCAC stockholders relating to the Business Combination (the “Special Meeting”) to 5:30 p.m., Eastern time, on February 23, 2015, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

Based on commitments received and shares not redeemed by the Company’s public stockholders (or validly withdrawn from redemption) as of 5:00 p.m., Eastern time, today, the Company has satisfied the $100 million minimum cash requirement in the purchase agreement relating to the Business Combination. The deadline for HCAC stockholders to exercise their redemption rights in connection with the Business Combination expired on February 18, 2015. Any demands for redemption made prior to such deadline may be withdrawn at any time until the vote is taken with respect to the Business Combination at the Special Meeting by making a request to Continental Stock Transfer & Trust Company, our transfer agent, to return the shares (physically or electronically) to such public stockholder.

Assuming approval of the Business Combination and other proposals before the HCAC stockholders at the Special Meeting, the closing of the Business Combination is expected to occur as soon as possible thereafter.

About Hennessy Capital Acquisition Corp.

Hennessy Capital Acquisition Corp. is a special purpose acquisition company (SPAC) founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s acquisition and value creation strategy is to identify, acquire and, after its initial business combination, to build, a diversified industrial manufacturing or distribution business.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Additional Information about the Business Combination

HCAC has filed with the SEC a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, mailed the definitive proxy statement and other relevant documents to HCAC stockholders as of the January 2, 2015 record date for the Special Meeting. HCAC stockholders and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated February 10, 2015) that have been or will be filed with the SEC in connection with HCAC’s solicitation of proxies for the Special Meeting because these documents will contain important information about HCAC, SBH and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge (including the supplement to the definitive proxy statement, dated February 10, 2015), at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the HCAC stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding HCAC’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in HCAC’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that HCAC expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by HCAC in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business

Combination, including stockholder and other approvals, the performances of HCAC and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet Nasdaq’s listing standards, including having the requisite number of stockholders, and the risks identified in HCAC’s prior and future filings with the SEC (available at www.sec.gov), including HCAC’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and HCAC’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and HCAC undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contact:

Kevin Charlton	Daniel J. Hennessy

+1 (917) 743-8084	+1 (312) 876-1956

kcharlton@hennessycapllc.com	dhennessy@hennessycapllc.com

Source: Hennessy Capital Acquisition Corp.